CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Centennial Bancorp and subsidiaries on Form S-8 (File Nos. 33-44701, 33-86650 and 333-32081) of our report dated January 22, 1998 on our audit of the consolidated statements of income, of changes in shareholders' equity and of cash flows of Centennial Bancorp and subsidiaries for the year ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.


 /S/ PRICEWATERHOUSECOOPERS LLP




Portland, Oregon
March 28, 2000